Exhibit 23(a)

Consent of Independent Certified Public Accountants


THINK New Ideas, Inc.
New York, New York


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement on Form S-8 of our report dated September 19, 1997 relating to the consolidated financial statements of THINK New Ideas, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997.


/s/ BDO Seidman, LLP
BDO Seidman, LLP


New York, New York
October 9, 1997